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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of TC PipeLines GP, Inc., General Partner of TC PipeLines, LP

We consent to the incorporation of our report by reference in the registration statement on Form S-3 of TC PipeLines, LP dated April 21, 2010 of our report dated February 11, 2010 with respect to the consolidated balance sheets of Great Lakes Gas Transmission Limited Partnership and subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of income, cash flows, and partners' capital for each of the years in the three-year period ended December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of TC PipeLines, LP, and to the reference to our firm under the heading "Experts" in the prospectus.

We consent to the incorporation of our report by reference in the registration statement on Form S-3 of TC PipeLines, LP dated April 21, 2010 of our report dated February 16, 2010 with respect to the balance sheets of Northern Border Pipeline Company as of December 31, 2009 and 2008, and the related statements of income, comprehensive income, cash flows, and changes in partners' equity for each of the years in the three-year period ended December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of TC PipeLines, LP, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Houston, Texas

April 21, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM